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                             PARTICIPATION AGREEMENT


                                      Among


                       VARIABLE INSURANCE PRODUCTS FUNDS,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                            MODERN WOODMEN OF AMERICA


                THIS AGREEMENT, made and entered into as of the 17th day of September, 2001 by and among MODERN WOODMEN OF AMERICA, (hereinafter the "Society"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Society set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II and VARIABLE INSURANCE PRODUCTS FUND III, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").


RECITALS

                WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

                WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

                WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life

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insurance separate accounts exemptions from the provisions of sections 9(a),
13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

                WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

                WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto ("Contracts") have been or will be registered by the Society under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

                WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Society, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

                WHEREAS, the Society has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

                WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Society intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

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AGREEMENT

                NOW, THEREFORE, in consideration of their mutual promises, the Society, the Underwriter and each Fund agree as follows:

                          ARTICLE A. FORM OF AGREEMENT

                Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Society and the Distributor had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

                         ARTICLE I. SALE OF FUND SHARES

                1.1. The Underwriter agrees to sell to the Society those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Society shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Boston time on the next following Business Day. Beginning within three months of the effective date of this Agreement, the Society agrees that all orders for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Society with the Funds or their transfer agent by electronic transmission. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Society and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the Contract owners invested in such Portfolio.

                1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

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                1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of
Article II of this Agreement is in effect to govern such sales.

                1.5. The Fund agrees to redeem for cash, on the Society's request, any full or fractional shares of the Fund held by the Society, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Society shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

                1.6. The Society agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Society agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Society's general account, provided that such amounts may also be invested in an investment company other than the Fund.

                1.7. The Society shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Society and shall become the responsibility of the Fund.

                1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Society or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

                1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Society of any income, dividends or capital gain distributions payable on the Fund's shares. The Society hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Society reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Society of the number of shares so issued as payment of such dividends and distributions.

                1.10. The Fund shall make the net asset value per share for each Portfolio available to the Society on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time. If the Fund is unable to meet the 7:00 p.m. time stated herein, it shall provide reasonable additional time for the Society to place orders for

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the purchase and redemption of shares, so long as such additional time period does not prejudice shareholders generally.


                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

                2.1. The Society represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Society further represents and warrants that it is a fraternal benefit society duly organized and in good standing under applicable law, that it is authorized and registered to issue the Contracts under applicable state insurance law, that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Article XIV1/2 of the Illinois Insurance Code and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

                2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Illinois and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

                2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Society immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                2.4. Subject to the Fund's compliance with applicable diversification requirements under this Agreement, the Society represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses.

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To the extent that it decides to finance distribution expenses pursuant to Rule
12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.


                      (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

                2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Illinois and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Illinois to the extent required to perform this Agreement.

                2.7. The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the Commonwealth of Massachusetts. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

                2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

                2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

                2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

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                2.11. The Society represents and warrants that all of its
directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Society agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.


                ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

                3.1. The Underwriter shall provide the Society with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Society may reasonably request. If requested by the Society in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Society once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document ("Disclosure Document") for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Society may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Society. For prospectuses and Statements of Additional Information provided by the Society to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Society chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Society in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

                The Society agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

                3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Society (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund).

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                3.3. The Fund, at its expense, shall provide the Society with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Society shall reasonably require for distributing to Contract owners.

                3.4.  If and to the extent required by law the Society shall:

                      (i)    solicit voting instructions from Contract owners;

                     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                    (iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Society reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

                3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


                   ARTICLE IV. SALES MATERIAL AND INFORMATION

                4.1. The Society shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. Notwithstanding that the Fund or its designee did not initially object, the Fund, the Underwriter, or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Advisor or the Underwriter is named, and no such material shall be used if the Fund, the Underwriter, or its designee so object.

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                4.2. The Society shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

                4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Society or its designee, each piece of sales literature or other promotional material in which the Society, the Contracts and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Society or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. Notwithstanding that the Society did not initially object, the Society reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Society is named, and no such material shall be used thereafter if the Society so objects.

                4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Society or concerning the Society, each Account, or the Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Society for distribution to Contract owners, or in sales literature or other promotional material approved by the Society or its designee, except with the permission of the Society.

                4.5. The Fund will provide to the Society at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or issuance of such documents by, the Securities and Exchange Commission or the NASD.

                4.6. The Society will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or issuance of such documents by, the SEC or the NASD or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

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                4.7. For purposes of this Article IV, the phrase "sales
literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials.


                          ARTICLE V. FEES AND EXPENSES

                5.1. The Fund and Underwriter shall pay no fee or other compensation to the Society under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.

                5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                5.3. The Society shall bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Society. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations of the Society, the Accounts, the Contracts or mutual funds other than the Fund. The Fund and the Underwriter shall not seek to hold the Society responsible for the costs of soliciting Fund proxies.

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                           ARTICLE VI. DIVERSIFICATION

                6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Society of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.


                        ARTICLE VII. POTENTIAL CONFLICTS

                7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Society if it determines that an irreconcilable material conflict exists and the implications thereof.

                7.2. The Society will report any potential or existing conflicts of which it is aware to the Board. The Society will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Society to inform the Board whenever contract owner voting instructions are disregarded.

                7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Society and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable

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contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

                7.4. If a material irreconcilable conflict arises because of a decision by the Society to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Society may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Society for the purchase (and redemption) of shares of the Fund.

                7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Society conflicts with the majority of other state regulators, then the Society will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Society in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Society for the purchase (and redemption) of shares of the Fund.

                7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Society shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Society will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Society in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding

Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


                          ARTICLE VIII. INDEMNIFICATION

                8.1.  INDEMNIFICATION BY THE SOCIETY

                8.1(a). The Society agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Society) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:

                      (i) arise out of or are based upon any untrue statements
                or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or advertisement or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Society by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or advertisement or or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise out of or as a result of statements or
                representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Society, or persons under its control) or wrongful conduct of the Society or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                      (iii) arise out of any untrue statement or alleged untrue
                statement of a material fact contained in a Registration Statement, prospectus, or advertisement or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Society; or

                      (iv) arise as a result of any failure by the Society to provide the services and furnish the materials under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Society in this Agreement or arise out of or result from any other material breach of this Agreement by the Society,

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                 8.1(b). The Society shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

                 8.1(c). The Society shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Society in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Society of any such claim shall not relieve the Society from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Society shall be entitled to participate, at its own expense, in the defense of such action. The Society also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Society to such party of the Society's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Society will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.1(d). The Indemnified Parties will promptly notify the Society of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                8.2.  INDEMNIFICATION BY THE UNDERWRITER

                8.2(a). The Underwriter agrees to indemnify and hold harmless the Society and each of its directors and officers and each person, if any, who controls the Society within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or advertisement or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Society for use in the registration statement or prospectus for the Fund or advertisement or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise out of or as a result of statements or
                           representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                      (iii)arise out of any untrue statement or alleged untrue
                           statement of a material fact contained in a Disclosure Document or advertisement or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Society by or on behalf of the Fund; or

                      (iv) arise as a result of any failure by the Fund to
                           provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
                           Article VI of this Agreement, or to comply with
                           Section 2.3 of this Agreement); or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

                8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Society or the Account, whichever is applicable.

                8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.2(d). The Society agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

                8.3.  INDEMNIFICATION BY THE FUND

                8.3(a). The Fund agrees to indemnify and hold harmless the Society, and each of its directors and officers and each person, if any, who controls the Society within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                      (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement, or to comply with Section 2.3 of this Agreement);or

                      (ii) arise out of or result from any material breach of
                           any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

                8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Society, the Fund, the Underwriter or each Account, whichever is applicable.

                8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.3(d). The Society and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. APPLICABLE LAW

                9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

                9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                             ARTICLE X. TERMINATION

              10.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

               (b) termination by the Society by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Society's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

               (c) termination by the Society by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Society; or

               (d) termination by the Society by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Society reasonably believes that the Fund may fail to so qualify; or

               (e) termination by the Society by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

               (f) termination by either the Fund or the Underwriter by written notice to the Society, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Society and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (g) termination by the Society by written notice to the Fund and the Underwriter, if the Society shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (h) termination by any party by written notice upon the institution of formal proceedings against the Society, the Fund, the Adviser or the Underwriter by the NASD, the SEC or other regulatory body; or

               (i) termination by any party by advance written notice upon the "assignment" of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

               (j) termination by any party in the event of a material breach of this Agreement by another party which breach remains uncured after thirty days following written notice thereof.


                10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Society, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                10.3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with section 10.2, except that the Fund and Underwriter shall have no further obligation to make Fund shares available in Contracts issued after termination.

                10.4. The Society shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Society's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application

(hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. For the purposes of clause (i) above, "Contract Owner initiated or approved transactions" shall be deemed to include any redemptions required by the Contracts as a result of Contract Owner actions. Upon request, the Society will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Society (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Society shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 60 days notice of its intention to do so.


                               ARTICLE XI. NOTICES

                Any notice shall be sufficiently given when sent by registered or certified mail or overnight mail through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                If to the Fund:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                If to the Society:
                      C/o Farm Bureau Life Insurance Company
                      5400 University Avenue
                      West Des Moines, Iowa  50266
                      Attention: Mr. Dennis Marker,Vice-President - Investment Admininistration.

                If to the Underwriter:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer


                           ARTICLE XII. MISCELLANEOUS

                12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

                12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Illinois Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Society are being conducted in a manner consistent with the Illinois Insurance Regulations and any other applicable law or regulations. Nothing in this paragraph shall require a party to waive any rights or privileges to which they are legally entitled.

                12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly organized, licensed and registered to perform the obligations of the Underwriter under this Agreement. The Society shall promptly notify the Fund and the Underwriter of any change in control of the Society.

                12.9. The Society shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

                      (a) the Society's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

                      (b) the Society's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

                      (c) any financial statement, proxy statement, notice or report of the Society sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

                      (d) any registration statement (without exhibits) and financial reports of the Society filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

                      (e) any other report submitted to the Society by independent accountants in connection with any annual, interim or special audit made by them of the books of the Society, as soon as practical after the receipt thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

               MODERN WOODMEN OF AMERICA

               By:    /s/ Clyde C. Schoeck
                     ------------------------

               Name:  Clyde C. Schoeck
                     ------------------------

               Its:   President
                     ------------------------


               VARIABLE INSURANCE PRODUCTS FUND,
               VARIABLE INSURANCE PRODUCTS FUND II, and
               VARIABLE INSURANCE PRODUCTS FUND III


               By:    /s/ Robert Dwight
                     ------------------------
               Name:  Robert Dwight
               Their: Treasurer

               FIDELITY DISTRIBUTORS CORPORATION

               By:    /s/ Mike Kellogg
                     ------------------------
               Name:  Mike Kellogg
               Its:   Executive Vice President

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                     FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS           FUNDED BY SEPARATE ACCOUNT
--------------------------------------           --------------------------
Modern Woodmen of America                        Individual flexible premium deferred
Variable Annuity Account                         variable annuity contract - Form VAMWA
Established 3/30/01

Modern Woodmen of America                        Flexible premium variable
Variable Account                                 life insurance certificate -
Established 3/30/01                              Form VULMWA

                                   SCHEDULE B
                             PROXY VOTING PROCEDURE


The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Society. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Society" shall also include the department or third party assigned by the Insurer to perform the steps delineated below.

1. The number of proxy proposals is given to the Society by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Society of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Society will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

        Note: The number of proxy statements is determined by the activities described in Step #2. The Society will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report no longer needs to be sent to each Customer by the Society either before or together with the Customers' receipt of a proxy statement. Underwriter will provide the last Annual Report to the Society pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Society by the Fund. The Society, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

               a.     name (legal name as found on account registration)

               b.     address

               c.     Fund or account number

               d.     coding to state number of units

               e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Society for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurer). Contents of envelope sent to Customers by Society will include:

                a.       Voting Instruction Card(s)

                b.       One proxy notice and statement (one document)

                c. return envelope (postage pre-paid by Society) addressed to the Society or its tabulation agent

                d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests
                         Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

                e. cover letter - optional, supplied by Society and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Society approximately 3-5 business days before mail date. Individual in charge at Society reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.      Package mailed by the Society.

        * The Fund MUST allow at least a 15-day solicitation time to the Society as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

        Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

        Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) Fidelity Legal must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Society to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Society as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Society will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                                   SCHEDULE C


Other investment companies currently available under variable annuities or variable life insurance issued by the Society:

American Century
        VP Ultra Fund
        VP Vista Fund

Dreyfus Variable Investment Funds
        VIF Appreciation Portfolio
        VIF Disciplined Stock Portfolio
        VIF Growth & Income Portfolio
        VIF International Equity Portfolio
        VIF Small Cap Portfolio
        VIF Socially Responsible Growth Portfolio

EquiTrust Variable Insurance Series Fund
        Blue Chip Portfolio
        High Grade Bond Portfolio
        High Yield Bond Portfolio
        Managed Portfolio
        Money Market Portfolio
        Value Growth Portfolio

Franklin Templeton
        Franklin Small Cap
        Franklin Value Securities
        Franklin U.S. Government
        Mutual Shares Securities Fund
        Templeton Growth Securities

J.P. Morgan Series Trust II
        Mid-Cap Value Portfolio
        Small Company Portfolio

Summit Pinnacle Series
        S&P MidCap 400 Index Portfolio
        NASDAQ-100 Index Portfolio
        Russell 2000 Small Cap Index Portfolio

T. Rowe Price Equity Series, Inc.
        Equity Income Portfolio
        Mid-Cap Growth Portfolio
        New America Growth Portfolio
        Personal Strategy Balanced Portfolio

T. Rowe Price International Series, Inc.
        International Stock Portfolio

                              SUB-LICENSE AGREEMENT

        Agreement effective as of this 17th of September, 2001, by and between Fidelity Distributors Corporation (hereinafter called "Fidelity"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and Modern Woodmen of America (hereinafter called "Society"), a fraternal benefit society organized and existing under the laws of the State of Illinois with a principal place of business at 1701 1st Avenue, Rock Island, Illinois 61201.

        WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename "FIDELITY INVESTMENTS" and is the owner of a trademark in a pyramid design (hereinafter, collectively the "Fidelity Trademarks"), a copy of each of which is attached hereto as Exhibit "A"; and

        WHEREAS, FMR Corp. has granted a license to Fidelity (the "Master License Agreement") to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and

        WHEREAS, Society is desirous of using the Fidelity Trademarks in connection with distribution of "sales literature and other promotional material" with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, "sales literature and other promotional material" shall have the same meaning as in the certain Participation Agreement dated as of the 17th day of September, 2001, among Fidelity, Society and the Variable Insurance Products Funds (hereinafter "Participation Agreement"); and

        WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows:

        1. Fidelity hereby grants to Society a non-exclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Society accepts said license, subject to the terms and conditions set forth herein.

        2. Society acknowledges that FMR Corp. is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp.

        3. Society agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity.

        4. Society agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp. and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Society will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp. upon receipt of notice of same from Fidelity or FMR Corp.

        5. Society agrees that the nature and quality of all of the Promotional Material distributed by Society bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity.

        6. Society agrees to cooperate with Fidelity in facilitating Fidelity's control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request.

        7. Society shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material.

        8. Society agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Society. Fidelity or FMR Corp. shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Society shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp.

        9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity shall have the right to terminate this agreement at any time upon notice to Society, with or without cause. Upon any such termination, Society agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Society's expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement.

        10. Society shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation, reasonable attorneys' fees and all court costs, arising out of use of the Fidelity Trademarks by Society.

        11. In consideration for the promotion and advertising of Fidelity as a result of the distribution by Society of the Promotional Material, Society shall not pay any monies as a royalty to Fidelity for this license.

        12. This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control.

        13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written.

                                               FIDELITY DISTRIBUTORS CORPORATION

                                               By:      /s/ Mike Kellogg
                                                       -------------------------
                                               Name:   Mike Kellogg

                                               Title:  Executive Vice President

                                               MODERN WOODMEN OF AMERICA

                                               By:       /s/ Clyde C. Schoeck
                                                       -------------------------

                                               Name:   Clyde C. Schoeck

                                               Title:  President

                                    EXHIBIT A


Int. Cl.: 36

Prior U.S. Cls.: 101 and 102

                                                       Reg. No. 1,481,040

UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED MAR. 15, 1988


                                  SERVICE MARK
                               PRINCIPAL REGISTER


                           [FIDELITY INVESTMENTS LOGO]

FMR CORP. (MASSACHUSETTS CORPORATION)                        FIRST USE 2-22-1984; IN COMMERCE 2-22-1984.
82 DEVONSHIRE STREET
BOSTON, MA  02109, ASSIGNEE OF FIDELITY DISTRIBUTORS         NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE
CORPORATION (MASSACHUSETTS CORPORATION)                      "INVESTMENTS", APART FROM THE MARK AS SHOWN.
BOSTON, MA 02109

FOR: MUTUAL FUND AND STOCK                                   SER. NO. 641,707, FILED 1-28-1987
BROKERAGE SERVICES, IN CLASS 36
(U.S. CLS. 101 AND 102)                                      RUSS HERMAN, EXAMINING ATTORNEY

                                SERVICE CONTRACT

With Respect to Service Class 2 shares of:


Variable Insurance Products Fund - All Portfolios
Variable Insurance Products Fund II - All Portfolios
Variable Insurance Products Fund III - All Portfolios

To Fidelity Distributors Corporation:

We desire to enter into a Contract with you for activities in connection with
(i) the distribution of shares of the funds noted above (the "Funds") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares, and (ii) the servicing of holders of shares of the Funds and existing and prospective holders of Variable Products (as defined below).

THE TERMS AND CONDITIONS OF THIS CONTRACT ARE AS FOLLOWS:

1. We shall provide distribution and certain shareholder services for our clients who own or are considering the purchase of variable annuity contracts or variable life insurance policies for which shares of the Funds are available as underlying investment options ("Variable Products"), which services may include, without limitation, answering questions about the Funds from owners of Variable Products; receiving and answering correspondence (including requests for prospectuses and statements of additional information for the Funds); performing sub-accounting with respect to Variable Products' values allocated to the Funds; preparing, printing and distributing reports of values to owners of Variable Products who have contract values allocated to the Funds; printing and distributing prospectuses, statements of additional information, any supplements to prospectuses and statements of additional information, and shareholder reports; preparing, printing and distributing marketing materials for Variable Products; assisting customers in completing applications for Variable Products; preparing, printing and distributing subaccount performance figures for subaccounts investing in Fund shares; and providing other reasonable assistance in connection with the distribution of Fund shares to insurers.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for us to provide information and services to existing and prospective owners of Variable Products, and to assist you in providing services with respect to Variable Products.

3. We agree to indemnify and hold you, the Funds, and the agents and affiliates of each, harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of Fund shares that underlie Variable Products of our clients. Such indemnification shall survive the termination of this Contract.

         Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by you, except with the permission of the Fund or you or the designee of either.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall pay or cause to be paid to us, fees at an annual rate as set forth on the accompanying fee schedule. We understand that the payment of such fees has been authorized pursuant to, and shall be paid in accordance with, a Distribution and Service Plan approved by the Board of Trustees of the applicable Fund, by those Trustees who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Distribution and Service Plan or in any agreements related to the Distribution and Service Plan ("Qualified Trustees"), and by shareholders of such class; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect. We also understand and agree that, notwithstanding anything to the contrary, if at any time payment of all such fees would, in your reasonable determination, conflict with the limitations on sales or service charges set forth in Section 2830(d) of the NASD Conduct Rules, then such fees shall not be paid; provided that in such event each Fund's Board of Trustees may, but is not required to, establish procedures to pay such fees, or a portion thereof, in such manner and amount as they shall deem appropriate.

5. We agree to conduct our activities in accordance with any applicable federal or state laws and regulations, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in Variable Products.

6. This Contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of each Fund's Qualified Trustees or a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class vote to terminate or not to continue the Distribution and Service Plan. Either of us also may cancel this Contract without penalty upon telephonic or written notice to the other; and upon telephonic or written notice to us, you may also amend or change any provision of this Contract. This Contract will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this Contract.

8. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,

By:        /s/ Robert M. Roth
         ----------------------------------
Name:      Robert M. Roth
         ----------------------------------
Title:     President
         ----------------------------------
Qualified Recipient:   MWA Financial Services, Inc.
                       (NASD member Broker/Dealer affiliate)
                       ---------------------------------------

An affiliate of:       Modern Woodmen of America

  1701 1st Avenue
-----------------------------------------------------
Street

 Rock Island     IL             61201
-----------------------------------------------------
City              State             Zip Code

Date:  November 7, 2001
      ------------------

FIDELITY DISTRIBUTORS CORPORATION

By:   /s/ Eric D. Roiter
     -------------------------------
          Eric D. Roiter
          Senior Vice-President & General Counsel

NOTE: Please return TWO signed copies of this Service Contract to Fidelity Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you.

FOR INTERNAL USE ONLY:
EFFECTIVE DATE:  October 1, 2001
                -----------------

                    FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF

Variable Insurance Products Fund - All Portfolios
Variable Insurance Products Fund II - All Portfolios
Variable Insurance Products Fund III - All Portfolios

     (1) Those who have signed the Service Contract and who render distribution, administrative support and recordkeeping services as described in paragraph 1 of the Service Contract will hereafter be referred to as "Qualified Recipients."

     (2) A Qualified Recipient providing services pursuant to the Service Contract will be paid a monthly fee at an annualized rate of 25 basis points of the average aggregate net assets of its clients invested in Service Class 2 shares of the Funds referenced above.

     (3) In addition, a Qualified Recipient providing services pursuant to the Service Contract will be paid a quarterly fee at an annualized rate of five (5) basis points of the average aggregate net assets of its clients invested in Service Class 2 shares of the Funds referenced above, excluding the Money Market and Index 500 Portfolios. In order to be assured of receiving full payment under this paragraph (3) for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the Funds listed below. For any calendar quarter during which assets in these Funds are in the aggregate less than $100 million, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due under this paragraph (3), and the payments under this paragraph (3) may be reduced or eliminated.

VIP Portfolios: Equity-Income, Growth, Overseas, Asset Manager, Contrafund, Asset Manager: Growth, Growth Opportunities, Balanced, Growth & Income, Mid Cap, Dynamic Capital Appreciation, Aggressive Growth, Value

     (4) Recipient acknowledges and understands that the fee rate in paragraph
(3) of this Fee Schedule ("Rate Information") is to remain confidential, and that this confidentiality is of great value and importance to the success of the business of Fidelity Distributors and/or its affiliates ("Fidelity"). Recipient agrees to use its best efforts (the same being not less than that employed to protect its own confidential information) to safeguard the Rate Information and to prevent the unauthorized, negligent or inadvertent disclosure thereof. Recipient shall not, without the prior written approval of an officer of Fidelity, directly or indirectly, disclose the Rate Information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisors of the Recipient and its affiliates on a need-to-know basis. Recipient shall not have any obligations under this paragraph (4) with respect to the extent that the Rate Information is: (a) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of Recipient; (b) subsequently disclosed to Recipient or its affiliates on a non-confidential basis by a third party not having a confidential relationship with Fidelity which rightfully acquired such information; or (c) legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided Company provides prompt notice of any such subpoena, order, etc. to Fidelity so that Fidelity will have the opportunity to obtain a protective order. The Recipient's obligation not to disclose the Rate Information shall survive any termination of the Service Contract, as it may be amended, for a period of ten (10) years.